news release	FiberMark 161 Wellington Road P.O Box 498 Brattleboro, VT 05302 Tel 802 257 5981 Fax 802 257 5900 Fax 802 257 5900 E-mail info@fibermark.com

FOR IMMEDIATE RELEASE	Contact: Janice C. Warren Director of Investor Relations and Corporate Communications

FIBERMARK ANNOUNCES RESIGNATION OF JON H. MILLER, DIRECTOR

BRATTLEBORO, VERMONT—July 16, 2003— FiberMark, Inc. (NYSE:FMK) today announced that Jon H. Miller, 65, has resigned from the Board of Directors in order to devote more time to family and personal matters.

Miller served on the Board of Directors since the company’s inception in 1989. He was president and chief operating officer of Boise Cascade from 1978 until his retirement in 1990. “Jon will be greatly missed and I am grateful for his many contributions to FiberMark,” said Alex Kwader, chairman and chief executive officer.

FiberMark, headquartered in Brattleboro, Vt., is a leading producer of specialty fiber-based materials meeting industrial and consumer needs worldwide. Products include filter media for transportation applications and vacuum cleaner bags; base materials for specialty tapes, electrical, electronics and graphic arts applications, wallpaper, building materials and sandpaper and cover/decorative materials for office and school supplies, publishing, printing and premium packaging. The company has 11 facilities in the eastern United States and Europe.

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